As filed with the U.S. Securities and Exchange Commission on March 10, 2023

Registration No. 333-267686

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NUTEX HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	11-3363609
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6030 S. Rice Ave, Suite C

Houston, TX 77081

(713) 357-2530

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Elisa V. Luqman

Chief Legal Officer – SEC

6030 S. Rice Ave, Suite C

Houston, Texas 77081

(713) 357-2530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gislar Donnenberg

Joe Perillo

Locke Lord LLP

600 Travis Suite 2800

Houston, Texas 77002

(713) 226-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Post-Effective Amendment No. 1) to the Registration Statement on Form S-3 (File No. 333-267686) (the “Original Registration Statement”) of Nutex Health Inc. (the “Company”) is being filed because the Company no longer qualifies as a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) at the time of the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. At the time of the filing of the Original Registration Statement, the Company anticipated that at the time of filing of its 10-K, it may no longer qualify as a “well known seasoned issuer” and accordingly, included in the Original Registration Statement all disclosure required for a registrant other than a well-known seasoned issuer, identifying the securities being registered, registering a specific amount of securities and paying the associated filing fee.

This Post-Effective Amendment No. 1 is being filed using EDGAR submission type POS AM in order to convert the Registration Statement to the proper EDGAR submission type for a non-automatic shelf registration statement. The information included in this filing amends the Original Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 10, 2023

PROSPECTUS

Nutex Health Inc.

196,139,751 Shares of Common Stock Offered by the Selling Stockholders

This prospectus relates to the resale of an aggregate of 196,139,751 shares of common stock, par value $0.001 per share (“Common Stock”), including 195,639,751 shares held by former holders of member interests of Nutex Health Holdco LLC, now a wholly owned subsidiary of Nutex Health Inc., and 500,000 shares of Common Stock held by Apollo Medical Holdings, Inc. Please read “Selling Stockholders” for additional information.

We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders. For a detailed discussion of the selling stockholders, see “Selling Stockholders.”

This prospectus describes the general terms of the shares of Common Stock and the general manner in which the selling stockholders will offer them. An accompanying prospectus supplement, if any, will describe the specific manner in which the selling stockholders will offer the shares of Common Stock, and also may add, update or change information contained in this prospectus. The names of any underwriters, dealers, agents or other entities and the specific terms of a plan of distribution with respect to any offering of securities will be stated in the applicable prospectus supplement.

You should read this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein or therein carefully before you invest in any of the shares of Common Stock. You should also read the documents we have referred you to in the “Where You Can Find More Information” and “Information We Incorporate by Reference” sections of this prospectus for information about us, including our financial statements.

Our Common Stock trades on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “NUTX”. On March 9, 2023, the closing sale price of our Common Stock as reported by NASDAQ was $1.40 per share. You are urged to obtain current market quotations for the Common Stock.

Investing in shares of our Common Stock involves a high degree of risk. You should carefully read the “Risk Factors” section beginning on page 2 and the risks discussed in the documents we file with the U.S. Securities and Exchange Commission and that are incorporated by reference herein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2023.

We have not authorized anyone to provide you with any information other than the information contained in this prospectus, any future prospectus supplement prepared by us or incorporated by reference in this prospectus or any prospectus supplement. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not offering these securities in any state where the offer is not permitted.

You should not assume that the information contained in this prospectus, any prospectus supplement or the documents incorporated by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the respective dates of those documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time re-sell up to an aggregate 196,139,751 shares of our Common Stock.

This prospectus provides you with a general description of Nutex Health Inc. and the securities that are registered hereunder. Each time a selling stockholder sells shares of Common Stock with this prospectus, such selling stockholder is required to provide you with this prospectus and any related prospectus supplement containing specific information about the terms of that offering. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC and is accurate as of the date stated in such report. Before you invest in our securities, you should carefully read this prospectus, including the “Risk Factors,” any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” in both this prospectus and any prospectus supplement) and any additional information you may need to make your investment decision.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” and “Nutex Health” refer to the consolidated operations of Nutex Health Inc., a Delaware corporation, and its consolidated subsidiaries following the merger (the “Merger”), on April 1, 2022, of Nutex Health Holdco LLC and Clinigence Holdings, Inc. (“Clinigence”) as contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) dated as of November 23, 2021 between Clinigence, Nutex Acquisition LLC, a wholly-owned subsidiary of Clinigence, Nutex, Micro Hospital Holding LLC (solely for the purposes of certain sections of the Merger Agreement), Nutex Health Holdco LLC and Thomas Vo, M.D., solely in his capacity as the representative of the equity holders of Nutex Health Holdco LLC. Immediately after the Merger, Clinigence changed its name to “Nutex Health Inc.”

References to “Clinigence” refer to the Company prior to the consummation of the Merger, references to “Nutex” refer to Nutex Health and its affiliates prior to the consummation of the Merger of Clinigence Holdings, Inc. and Nutex Health Holdco LLC, and references to “Nutex Holdco” refer to Nutex Health Holdco LLC following the consummation of the Merger.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks set forth in our filings with the SEC that are incorporated by reference herein and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our Common Stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K that are incorporated by reference herein and the other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions.

This document contains certain forward-looking statements with respect to our financial condition, results of operations and business, plans, objectives and strategies. These statements may be made directly in this prospectus or may be incorporated by reference to other documents or in any accompanying prospectus supplement. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “commit,” “advance,” “likely” or similar expressions that convey the prospective nature of events or outcomes. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to:

●	our ability to successfully execute our growth strategy, including identifying and developing successful new geographies, physician partners and patients;
●	changes in applicable laws or regulations, including changes in the laws and regulations related to reimbursements;
●	uncertainties in the amounts, timing and process of reimbursements by third-party payors and individuals;
●	we may be adversely affected by other economic, business, and/or competitive factors;
●	the difficulty in evaluating our future prospects, as well as risks and challenges, due to the new and rapidly evolving business and market;
●	we may need to raise additional capital to fund our existing operations, develop and commercialize new services or expand our operations;
●	possible difficulty managing growth and expanding operations;
●	the continuing impact of the COVID-19 pandemic on operations, which may materially and adversely affect our business and financial results;
●	our ability to retain qualified personnel;
●	the effectiveness and efficiency of our marketing efforts;
●	spending changes in the healthcare industry;
●	we, our affiliated professional entities and other physician partners may become subject to medical liability claims;
●	a failure in our information technology systems;

●	security breaches, loss of data or other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information, expose us to liability and our reputation may be harmed and we could lose sales, clients and members;
●	any future litigation against us could be costly and time-consuming to defend;
●	failure to adhere to all of the complex government laws and regulations that apply our business could result in fines or penalties, being required to make changes to its operations or experiencing adverse publicity;
●	our arrangements with affiliated professional entities and other physician partners may be found to constitute improper rendering of medical services or fee splitting under applicable state laws;
●	we may face inspections, reviews, audits and investigations under federal and state government programs and contracts and adverse findings may have an adverse effect on our business;
●	recent healthcare legislation and other changes in the healthcare industry and in healthcare spending has and may in the future adversely affect our revenues and may cause material adverse effects on our financial results;
●	the transition from volume to value-based reimbursement models may have a material adverse effect on our operations; and
●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document could cause our plans, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of a document incorporated by reference, as of the date of that document. We do not assume any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law.

OUR COMPANY

We are a physician-led, healthcare services and operations company with 19 hospital facilities in eight states (“hospital division”), and a primary care-centric, risk-bearing population health management division. Our hospital division implements and operates innovative health care models, including micro-hospitals, specialty hospitals and hospital outpatient departments. The population health management division owns and operates provider networks such as independent physician associations (“IPAs”) and offers a cloud-based proprietary technology platform to IPAs which aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers.

We employ 1,150 full and part-time employees and partner with over 800 physicians. Our corporate headquarters is based in Houston, Texas. We were incorporated on April 13, 2000 in the state of Delaware.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the Common Stock by:

●	each person known by the Company to be the beneficial owner of more than 5% of the shares of the Company’s Common Stock;
●	each of the Company’s named executive officers and directors; and
●	all officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of February 28, 2023. The beneficial ownership of our voting Common Stock is based on 650,926,125 shares of Common Stock outstanding as of February 28, 2022. The beneficial ownership percentages set forth below do not take into account shares of Common Stock reserved for issuance under the Amended and Restated Nutex Health Inc. 2022 Equity Incentive Plan.

Except as described above and unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Micro Hospital Holding LLC (1)	267,322,776	41.07%
Premier Macy Management Holdings, LLC(2)	41,964,832	6.45%
Michael L. Chang, Chief Medical Officer	12,008,523	1.84%
Warren Hosseinion, President and Director (3)	1,930,047	*
Mitchell Creem, Director (4)	343,866	*
Cheryl Y. Grenas, Director	—	*
Michael L. Reed, Director	—	*
John J. Waters, Director (5)	508,320	*
Jon C. Bates, CFO	—	*
Elisa Luqman, Chief Legal Officer (“SEC”) and Secretary (6)	679,976	*
Pamela W. Montgomery, Chief Legal Officer (Healthcare)	—	*
Executive Officers and Directors as a Group	324,758,340	49.89%

*	Less than 1%
(1)	Micro Hospital Holding LLC (“MHH”) is the direct beneficial owner of 267,322,776 shares of Common Stock. Dr. Vo, the Chairman and Chief Executive Officer of the Company, as the 100% owner and sole manager of MHH, is deemed to be the indirect beneficial owner of such shares.
(2)	Premier Macy Management Holdings, LLC is the direct beneficial owner of 41,964,832 shares of Common Stock. Each of Dr. Young and Cynthia J. Young, as co-trustees of the First Amended & Restated Matthew Stephen Young & Cynthia Jane Young Joint Living Trust, the 99% owner of Macy GP LLC, the 100% owner of Premier Macy Management Holdings, LLC, can be deemed to be the indirect beneficial owners of the shares reported herein.
(3)	Includes options to purchase 200,000 shares of the Common Stock at $1.50 per share, and options to purchase 600,000 shares of the Common Stock at $1.61 per share, options to purchase 859,779 shares of the Common Stock at $2.75 per share and a warrant to purchase 21,590 shares of the Common Stock at $6.67 per share.

(4)	Includes options to purchase 10,120 shares of the Common Stock at $5.56 per share, options to purchase 75,000 shares of Common Stock at $1.50 per share, options to purchase 45,000 shares at $1.61 and options to acquire 182,000 shares of Common Stock at $2.75 per share.
(5)	Includes options to purchase 102,800 shares of Common Stock at $1.50, 45,000 common shares at $1.61, per share, warrants to purchase 32,258 common shares at $1.55 per share and options to acquire 182,000 shares of Common Stock at $2.75 per share.
(6)	Includes 1,370 shares of Common Stock held by Muhammad Luqman, Ms. Luqman’s husband, options to purchase 117,106 shares of the commons stock at $1.50 per share, options to purchase 400,000 shares of the Common Stock at $1.61 per share and options to purchase 150,000 shares of Common Stock at $2.75 per share.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale from time to time, in one or more offerings, of up to an aggregate of 196,139,751 shares of our Common Stock, including:

●	195,639,751 shares of Common Stock issued to former holders of member interests of Nutex Holdco in connection with the consummation of the Merger (as defined below), who elected to be included in this prospectus as selling stockholders.
●	500,000 shares of Common Stock issued to Apollo Medical Holdings, Inc. on April 12, 2022 in connection with an investment by Apollo Medical Holdings, Inc. in the Company.

Nutex – Clinigence Merger. On April 1, 2022, Nutex Health Holdco LLC and Clinigence Holdings, Inc. completed the merger contemplated by the Agreement and Plan of Merger dated as of November 23, 2021 between Clinigence, Nutex Acquisition LLC, a wholly-owned subsidiary of Clinigence, Nutex, Micro Hospital Holding LLC (solely for the purposes of certain sections of the Merger Agreement), Nutex Health Holdco LLC and Thomas Vo, M.D., solely in his capacity as the representative of the equity holders of Nutex. Immediately following the completion of the Merger, Clinigence amended its certificate of incorporation and bylaws to change its name to “Nutex Health Inc.” (the “Merger”). In connection with the Merger, each outstanding equity interest of Nutex Health Holdco LLC was exchanged for 3.571428575 shares of Clinigence common stock, or an aggregate of 592,791,712 shares of Common Stock. The Merger was accounted for as a reverse business combination under U.S. GAAP.

A contractual lockup agreement with respect to 197,597,237 of shares issued to former holders of member interests in Nutex Health Holdco LLC expired on October 1, 2022, with the lockup for an additional one-third of the shares of Common Stock issued to former holders of member interests of Nutex Holdco expiring on April 1, 2023 and the lockup for the remaining one-third to expire on October 1, 2023.

Apollo Medical Holdings, Inc. Investment. On April 12, 2022, the Company issued 500,000 shares of Common Stock to Apollo Medical Holdings, Inc. (“ApolloMed”) after the exercise for $3.50 per share on April 12, 2022 of the warrants issued on October 1, 2021 in a private placement in connection with an investment in the Company. On September 23, 2021, Clinigence Holdings, Inc. (n/k/a Nutex Health Inc.) entered into an investment agreement with ApolloMed, pursuant to which the Company received a direct private investment of $3 million on October 1, 2021. In connection with the investment, the Company issued, in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, 1,000,000 shares of Common Stock to ApolloMed at $3.00 per share with and warrants to purchase an additional 500,000 shares at $3.50 per share.

The selling stockholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the “selling stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the selling stockholders’ interest in the shares of Common Stock after the date of this prospectus.

The following tables set forth information concerning the shares of Common Stock that may be offered from time to time by each selling stockholder. The number of shares of Common Stock beneficially owned by each selling stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares of Common Stock as to which the individual or entity has sole or shared voting power or investment power. Percentage ownership is based on 650,926,125 shares of Common Stock outstanding as of February 28, 2022. In computing the number of shares of Common Stock beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of February 28, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless noted otherwise, the address of all listed selling stockholders is 6030 S. Rice Ave., Suite C., Houston, Texas 77081, c/o Corporate Secretary, Nutex Health Inc. Each of the selling stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the selling stockholder unless noted otherwise, subject to community property laws where applicable.

The following table sets forth certain information provided by or on behalf of the selling stockholders concerning the Common Stock that may be offered from time to time by each selling stockholder pursuant to this prospectus. The selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the selling stockholders, including regarding the identity of, and the securities held by, each selling stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A selling stockholder may sell all, some or none of such securities in any offering. See “Plan of Distribution.”

Except as noted below, all selling stockholders are former holders of member interests in Nutex Health Holdco LLC who received shares of Common Stock on April 1, 2022 in exchange for their contribution of member interests in Nutex Health Holdco LLC. We and our hospital facilities have financial and operating relationships with multiple Physician LLCs and Real Estate Entities owned by such former holders of member interests in Nutex Health Holdco LLC. Neither we nor our hospitals have a direct or indirect ownership interest in any of the Physician LLCs or Real Estate Entities. Except as noted below, the former holders of member interests in Nutex Health Holdco LLC are not deemed “affiliates” of the Company. There are no agreements among such holders with respect to the voting of the shares of Common Stock they own.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares Beneficially Owned After the Offering(1)
	Number	Percentage		Number	Percentage
2GT, PLLC	392,465	*	130,822	261,643	*
7280 Holdings, LLC	159,263	*	53,088	106,175	*
A Dupont, M.D., PLLC	397,186	*	132,395	264,791	*
Adam Michael Glassman, MD	2,795,609	*	932,870	1,862,739	*
Aida Meza, M.D., P.A.	1,885,801	*	628,600	1,257,201	*
AJ Cina Emergency Medicine PLLC	2,331	*	777	1,554	*
ALS Holdings Series, LLC	1,935,973	*	645,324	1,290,649	*
Alucard, LLC	3,145,060	*	1,048,353	2,096,707	*
Apollo Medical Holdings, Inc.(2)	500,000	*	500,000	—	*
Asa Family Investments LP	9,679,867	1.49%	3,226,622	6,453,245	*
Ashmin Consulting, PLLC	385,932	*	128,644	257,288	*
Astra Assets, LLC	3,658,967	*	1,219,656	2,439,311	*
Barton Investments, LLC	19,230,764	2.96%	6,410,255	12,820,509	*
BE ULTRA LLC	6,056,896	*	2,018,965	4,037,931	*
Blue Horizon Health, LLC	575,848	*	191,949	383,899	*
BluMed Emergency Physicians, PLLC	5,539,640	*	1,846,547	3,693,093	*
Boke MD Medical Services, LLC	2,015,669	*	671,890	1,343,779	*
Box Family Revocable Trust	2,759,309	*	919,770	1,839,539	*
Bradley D Smith, MD, LLC	672	*	224	448	*
Brandon Fisher	97,466	*	32,489	64,977	*

Chad Gustin, M.D.	436,637	*	145,546	291,091	*
Charles F. Mason MD and Associates LLC	4,290,726	*	1,430,242	2,860,484	*
Copper Oaks Emergency Physicians, LLC	2,151	*	717	1,434	*
Covington Investment Group, LLC	22,415	*	7472	14,943	*
Craig Sheedy, M.D.	4,303	*	1434	2869	*
CVE Holdings, LLC	282,716	*	94,239	188,477	*
D. Baker Enterprises PA	109,159	*	36,386	72,773	*
Darnell Joint Revocable Trust	1,839,539	*	613,180	1,226,359	*
Darren Kay, M.D.	5,143,137	*	1,714,379	3,428,758	*
David Beran, D.O.	1,120	*	373	747	*
David Hailey	95,809	*	31,936	63,873	*
David Long, M.D.	575,848	*	191,949	383,899	*
Derek Detemple D.O.	4,534,488	*	1,511,496	3,022,992	*
Division One Emergency Services, Inc.	17,162,860	2.64%	5,720,953	11,441,907	*
Donald & Bami Carmane	49,004	*	16,335	32,669	*
DRMOM, LLC	4,707,743	*	1,569,248	3,138,495	*
Duckdive Holdings, LLC	3,145,060	*	1,048,353	2,096,707	*
Echange, LLC	530,881	*	176,960	353,921	*
Emergency Department Staffing Solutions, LLC	1,439,620	*	479,873	959,747	*
Emergency Medicine Provider	5,865,599	*	1,955,200	3,910,399	*
Erik I. Jacobson, M.D.	6,396,097	*	2,132,032	4,264,065	*
Everbright Assets, LLC	1,360,346	*	453,449	906,897	*
Family Medical Associates, PA	3,199,662	*	1,066,554	2,133,108	*
Ford Physicians Group, LLC	490,984	*	163,661	327,323	*
Gila River Health, LLC	5,857,292	*	1,952,431	3,904,861	*
Gilbert Adams, LLC	555,822	*	185,274	370,548	*
Giuffre Medical, LLC	2,241	*	747	1494	*
Hartig Enterprises, LLC	218,318	*	72,773	145,545	*
Hathorn Emergency Services, LLC	2,654,405	*	884,802	1,769,603	*
Healthcare Construction Management, LLC	287,924	*	95,975	191,949	*
Integrity FSED Investments, LLC	3,354,409	*	1,118,136	2,236,273	*
J. Muniz, M.D., PLLC	1,434	*	478	956	*
Jared Schreiner, M.D., LLC	818,695	*	272,898	545,797	*
JBS Fort Smith Hospital Investors, LP	358,655	*	119,552	239,103	*
JE Galbraith, LLC	3,220,304	*	1,073,435	2,146,869	*
Jeffrey Raines, D.O.	292,140	*	97,380	194,760	*
Jeffrey Whitacre, MD LLC	218,318	*	72,773	145,545	*
Jeremy Smith, D.O., PLLC	2,974,877	*	991,626	1,983,251	*

Jim Herrin, M.D.	654,956	*	218,319	436,637	*
JMNIV Meier Family Partner, LTD	8,405,929	1.29%	2,801,976	5,603,953	*
John Rosell MD PLLC	1,061,762	*	353,921	707,841	*
John Stepanek, D.O., P.C., INC.	3,138,495	*	1,046,165	2,092,330	*
JSTA Ventures, LLC	1,955,141	*	651,714	1,303,427	*
Kalche Healthcare, LLC	1,061,762	*	353,921	707,841	*
Kelvin Spears, M.D.	4,782,413	*	1,594,138	3,188,275	*
KG4JB 5578, PLLC	8,607	*	2,869	5,738	*
Kye Evans, D.O.	218,318	*	72,773	145,545	*
Kyle D. Peterson, MD, PA	14,410,772	2.22%	4,803,591	9,607,181	1.48%
Kyle Groom D.O.	6,396,097	*	2,132,032	4,264,065	*
Lake Pleasant Services, PLLC	43,038	*	14,346	28,692	*
MarcoMed, PLLC	3,392,745	*	1,130,915	2,261,830	*
Marcus Brown, M.D.	2,654,405	*	884,802	1,769,603	*
Mark R. Rucker, PLLC	4,303	*	1434	2869	*
Mark Rogers, M.D.	218,318	*	72,773	145,545	*
Marlene Morales Sanchez, M.D.	28,692	*	9,564	19,128	*
Martin Behnke, M.D.	1,650,076	*	550,025	1,100,051	*
MD Freeman, LLC	3,424,621	*	1,141,540	2,283,081	*
Melina Keithly, D.O.	218,318	*	72,773	145,545	*
Michael Chang, PLLC (3)	12,008,523	1.84%	4,002,841	8,005,682	1.23%
Micro Hospital Holding LLC(2)	267,322,776	41.07%	89,107,592	178,215,184	27.38%
Moffit Family Investments, LLC	2,123,524	*	707,841	1,415,683	*
Nexus Group Two, LLC	31,376	*	10,459	20,917	*
Nexus Group, LLC	4,534,488	*	1,511,496	3,022,992	*
PABPKB Enterprises, LLC	1,434	*	478	956	*
Paul Foster, D.O.	794,373	*	264,791	529,582	*
Piton Holdings, LLC	2,101,550	*	700,517	1,401,033	*
Premier Macy Management Holdings, LLC (5)	41,964,832	6.45%	13,875,359	28,089,473	4.32%
Reputation Emergency Hospitals PLLC	3,123,889	*	1,041,296	2,082,593	*
Right on Hereford, LLC	31,376	*	10,459	20,917	*
Rob Moody	404,284	*	134,761	269,523	*
Robert W. Worden, D.O., PLLC	1,151,696	*	383,899	767,797	*
Roby Enterprises, LLC	932,965	*	310,988	621,977	*
RPH Medical Services PLLC	1,075	*	358	717	*
Russell Smith, M.D.	1,592,643	*	530,881	1,061,762	*
Sang Lee, D.O.	1,727,544	*	575,848	1,151,696	*
Scott R. Archer, M.D. Living Trust	2,759,309	*	919,770	1,839,539	*
Scott R. Samlan, LTD	4,822,426	*	1,607,475	3,214,951	*
Sieradzki Enterprise, LLC	3,782,790	*	1,260,930	2,521,860	*

Southern EM, INC.	2,759,309	*	919,770	1,839,539	*
STAT EM Healthcare, LLC	2,903,960	*	967,987	1,935,973	*
Stephen Nwodo, M.D.	2,388,965	*	796,322	1,592,643	*
Stephenson Medical PLLC	707,175	*	235,725	471,450	*
Steven B. Hoel, P.C.	1,650,076	*	550,025	1,100,051	*
Steven L. Fisher	97,466	*	32,489	64,977	*
Stites, PLLC	6,355,375	*	2,118,485	4,236,890	*
STM EM, PLLC	840,620	*	280,207	560,413	*
Stokes Emergency Medical Services, LLC	2,123,524	*	707,841	1,415,683	*
SWYCO Services, L.L.C.	1,061,762	*	353,921	707,841	*
Taylor Neff, M.D.	109,159	*	26,386	82,773	*
Ted Glassman, M.D.	838,063	*	279,354	558,709	*
Thai Nguyen	384,184	*	128,016	256,168	*
Thanh C. Cheng, M.D.	2,521,860	*	840,620	1,681,240	*
The Christopher Dennis Tarr Living Trust	5,043,720	*	1,682,240	3,361,480	*
Tribbey Emergency Services, LLC	8,607	*	2,869	5,738	*
Vidal Physician Services, LLC	3,309,445	*	1,103,148	2,206,297	*
Village EP, LLC	327,478	*	109,159	218,319	*
VLS Emergency Medicine, LLC	3,658,967	*	1,219,656	2,439,311	*
Walter Smith	194,470	*	64,823	129,647	*
White Hawk Investments, LLC	1,232	*	411	821	*
White Revocable Trust	1,839,539	*	613,180	1,226,359	*
TOTAL	587,782,053	90.30%	196,139,751	391,642,302	60.17%

*	less than 1%
(1)	We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.
(2)	Apollo Medical Holdings, Inc. received the 500,000 warrants to purchase shares in connection with an investment in the Company on October 1, 2021. At such time, Apollo Medical Holdings, Inc. was also granted the right to nominate one person to the Company’s Board of Directors. The principal business address of Apollo Medical Holdings, Inc. is 1668 S Garfield Ave, 2nd Fl., Alhambra, CA 91801.
(3)	Micro Hospital Holding LLC (“MHH”) is the direct beneficial owner of 267,322,776 shares of Common Stock. Dr. Vo, the Chairman and Chief Executive Officer of the Company, as the 100% owner and sole manager of MHH, is deemed to be the indirect beneficial owner of such shares. The principal business address for MHH and Dr. Vo is 6030 S. Rice Ave., Suite C, Houston, Texas 77081.
(4)	Michael Chang, M.D. is an executive officer of the Company. The principal business address for Dr. Chang is 6030 S. Rice Ave., Suite C, Houston, Texas 77081.

(5)	Premier Macy Management Holdings, LLC is the direct beneficial owner of 41,964,832 shares of Common Stock. Each of Dr. Young and Cynthia J. Young, as co-trustees of the First Amended & Restated Matthew Stephen Young & Cynthia Jane Young Joint Living Trust, the 99% owner of Macy GP LLC, the 100% owner of Premier Macy Management Holdings, LLC, can be deemed to be the indirect beneficial owners of the shares reported herein. The principal business address for Premier Macy Management Holdings, LLC., Dr. Young and Mrs. Young is 2819 Cypress Dr., Texarkana, TX 75503.

DESCRIPTION OF CAPITAL STOCK

The following description of the capital stock of Nutex Health Inc. (the “Company” or “we”) is based upon the Company’s amended and restated certificate of incorporation, the Company’s second amended and restated bylaws and applicable provisions of law. We have summarized certain portions of the Company’s amended and restated certificate of incorporation and second amended and restated bylaws below. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of applicable law and to the Company’s amended and restated certificate of incorporation and second amended and restated bylaws.

Authorized Capital Stock

The authorized capital stock of the Company consists of 900,000,000 shares of Common Stock, par value $0.001 per share.

Common Stock

Voting Rights. Holders of shares of Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the shareholders. The holders of Common Stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of shares of our Common Stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Common Stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters. The shares of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of our Common Stock, are fully paid and non-assessable.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Second Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, and our amended and restated certificate of incorporation and our second amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise, or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the anti-takeover provisions of the Delaware General Corporation Law (“DGCL”), including Section 203. Under these provisions, if anyone becomes an “interested stockholder,” the Company may not enter into a

“business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203 of the DGCL, “interested stockholder” means, generally, someone owning 15% or more of the Company’s outstanding voting stock or an affiliate of the Company that owned 15% or more of the Company’s outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203 of the DGCL. As such, Section 203 of the DGCL could prohibit or delay mergers or a change in control and may discourage attempts by other companies to acquire the Company.

Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and our second amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock.

Provisions in our amended and restated certificate of incorporation and second amended and restated bylaws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our second amended and restated bylaws specify the requirements as to form and content of all shareholders’ notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or special meeting.

Forum Selection

Our second amended and restated bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

●	any derivative action or proceeding brought on our behalf;
●	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our shareholders;
●	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our second amended and restated bylaws; or
●	any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine.

Our second amended and restated bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. The forum selection provision is not, however, intended to be deemed a waiver by any stockholder with respect to our compliance with U.S. federal securities laws, and the application of the forum selection provision may in some instances be limited by applicable law.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our second amended and restated bylaws is inapplicable or unenforceable.

Our Transfer Agent

The transfer agent for our Common Stock is Transfer Online. We have agreed to indemnify Transfer Online in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Common Stock for at least six months would be entitled to sell such securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Common Stock then outstanding; or
●	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The shares of Common Stock beneficially owned by the Selling Stockholders covered by this prospectus are being registered to permit the Selling Stockholders to offer and sell the offered shares from time to time after the date of this prospectus. These sales of securities may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. We will not receive any of the proceeds from the offering by the Selling Stockholders of the offered shares. We will bear the fees and expenses incurred by us in connection with our obligation to register the offered securities pursuant to the Registration Rights Agreement.

The Selling Stockholders may use any one or more of the following methods when selling securities:

●	on the Nasdaq Capital Market or any other national securities exchange or US inter-dealer system of a registered national securities association on which our Common Stock may be listed or quoted at the time of sale;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether such options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

A Selling Stockholder may, from time to time, pledge or grant a security interest in some of the shares of Common Stock owned by it and, if the Selling Stockholders defaults in the performance of its secured obligations, the pledges or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee, or other successors in interest as the Selling Stockholders under this prospectus. In connection with the sale of our Common Stock or interests therein, a Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. A Selling Stockholder may also sell our Common Stock short and deliver these securities to close out their short positions, or loan or pledge our Common Stock to broker-dealers that in turn may sell these securities. A Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). A Selling Stockholder may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders also may resell a portion of the offered shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Common Stock may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, then the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of the Common Stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares in the open market or by imposing penalty bids, where by selling concessions allowed to dealers participating in the offering may be reclaimed if the shares sold by them are repurchased in connection with the stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus has been passed upon by Locke Lord LLP, Houston, Texas. If applicable, additional legal matters may be passed on for any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement, if any.

EXPERTS

The consolidated financial statements of Nutex Health Inc. as of December 31, 2022 and 2021 and for each of the three the years in the period ended December 31, 2022, and the effectiveness of the Company’s internal control over financial reporting incorporated by reference from the Annual Report on Form 10-K of Nutex Health, Inc. for the year ended December 31, 2022 have been audited by Marcum LLP, independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.nutexhealth.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-41346) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

●	Annual report on Form 10-K for the year ended December 31, 2022;
●	Current reports on Form 8-K filed on January 4, 2023 and March 2, 2023 (with the exception of Item 2.02 and Exhibit 99.1, which are furnished, not filed); and
●	The description of the Common Stock contained in Exhibit 4.6 to Nutex’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed on August 22, 2022.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Nutex Health Inc.

Attention: Corporate Secretary

6030 S. Rice Ave, Suite C

Houston, Texas 77081

Telephone: (713) 660-0557

Nutex Health Inc.

196,139,751 Shares of Common Stock Offered by the Selling Stockholders

PROSPECTUS

    , 2023

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Nutex Health Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee. In connection with future offering, the Company may incur additional expenses.

SEC registration fee(1)		$29,209
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

(1)	Paid in connection with the original filing of this registration statement on September 30, 2022.
(2)	Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings; we cannot compute the total until the exact expenses are known.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability and in view of all of the circumstances of the case.

Nutex Health has adopted provisions in its by-laws, as amended, which provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by Nutex Health or in its right, by reason of the fact that such person is or was Nutex Health’s director, officer, employee or agent, or, while such person is or was a director, officer, employee or agent of Nutex Health, is or was serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nutex Health’s by-laws, as amended, further state that this indemnification shall not be deemed exclusive of any other right to which the indemnified person may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

The Company’s restated certificate of incorporation, as amended, provides that, consistent with Section 102(b)(7) of the DGCL, no director shall be liable to Nutex Health or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to Nutex Health or its stockholders;
●	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law;
●	under Section 174 of the DGCL; or
●	for any transaction from which a director derived an improper benefit.

Nutex Health maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

Nutex Health also entered into indemnification agreements with each of its directors and certain of its executive officers and anticipates that it will enter into similar agreements with future directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that the Company will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

Item 16. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
2.1

Agreement and Plan of Merger dated as of November 23, 2021 among Clinigence Holdings, Inc., Nutex Acquisition LLC, Nutex Health Holdco LLC, Micro Hospital Holding LLC (solely for the purposes of certain Sections ), Nutex Health LLC (solely for the purposes of certain Sections) and Thomas T. Vo in his capacity as the Nutex Representative, as filed with the Commission on March 3, 2023 on Form 10-K (File No. 001-41346).

4.1	Amended and Restated Articles of Incorporation
4.2	Second Amended and Restated Bylaws
4.3	Registration Rights Agreement dated as of September 21, 2021 by and among Clinigence Holdings, Inc. and Apollo Medical Holdings, Inc.
4.4	Registration Rights Agreement dated as of April 1, 2022 by and among Nutex Health Inc. and the stockholders of Nutex Health Holdco LLC set forth on Schedule A thereto
4.5	Amendment No. 1 dated as of July 1, 2022 to Registration Rights Agreement dated as of April 1, 2022
4.6	Form of Lockup Agreement
5.1**	Opinion of Locke Lord LLP as to legality
23.1**	Consent of Marcum LLP
23.2**	Consent of Locke Lord LLP (included in Exhibit 5.1)
24.1	Power of Attorney incorporated by reference from the Registration Statement on Form S-3 filed on September 30, 2022 (File No. 333-267686).

*

To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

**	Filed herewith

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2023.

Nutex Health Inc.

By:	/s/ Thomas T. Vo, M.D.
Thomas T. Vo, M.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Thomas T. Vo, M.D.	Chief Executive Officer and Chairman of the Board	March 10, 2023
Thomas T. Vo, M.D.	(principal executive officer)

*	Chief Financial Officer	March 10, 2023
Jon C. Bates	(principal financial officer and principal accounting officer)

*	President and Director	March 10, 2023
Warren Hosseinion

*	Director	March 10, 2023
Matthew S. Young, M.D.

*	Director	March 10, 2023
John Waters, CPA

*	Director	March 10, 2023
Cheryl Grenas, R.N., M.S.N.

*	Director	March 10, 2023
Michael L. Reed

*	Director	March 10, 2023
Mitchell Creem

* /s/ Thomas T. Vo, M.D.
as Attorney-in-Fact